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                                                                   Exhibit 10.7


                 REIMBURSEMENT -- OUTSOURCING AGREEMENT

         AGREEMENT made as of April 1, 2003 by and between Trans Voice L.L.C. (Trans Voice): a Florida limited liability company, having an office at 12550 Biscayne Boulevard Miami, Florida 33181 and Epixtar Corp., a Florida corporation (The "Company" or "Epixtar") having an office at 11900 Biscayne Boulevard, Miami, Florida, 33181.

                                     WITNESSETH

         WHEREAS, The Company is engaged through subsidiaries in the business of telemarketing of its goods and services; through domestic and international Telemarketers

         WHEREAS The Company has acquired expertise in marketing in general with specific experience in telemarketing, especially international Telemarketing and product development;

         Whereas, the Company desires to (1) offer marketing services to third parties ranging from the planning and operation of a direct marketing campaign to the performance of specific marketing functions and (2) develop its own international telemarketing network for the forgoing and its existing business.

         WHEREAS the Company has determined that outsourcing the development of these functions would be substantially less costly and more effective that doing so internally,

         WHEREAS the Company therefore desires to outsource the services as described in schedule A;


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         WHEREAS Trans Voice is a principal shareholder of Epixtar, and desires for no consideration to assist the Company in outsourcing these services including the retention and supervision of a subcontractor to perform these services.

         WHEREAS the Trans Voice with the approval of the Company has already obtained an independent third party ("Subcontractor") to perform these services and has been paying the Subcontractors charges and supervising the performance of these services.

         WHEREAS the parties desire to finalize their agreement,

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings hereinafter set forth, it is agreed:

         1. Definitions

The following words shall have the definitions set forth below:

            (a) The "Company" shall mean Epixtar Corp. and each Subsidiary of the Company.

            (b) "Services" shall refer to the services set forth in Schedule I hereto.

            (c) "Subsidiary" shall refer to any entity which is majority owned (directly or through one or more entities) or otherwise controlled by the Company whether in existence on the date hereof or formed hereinafter.

         2. Appointment. The Company hereby appoints Trans Voice to retain and supervise the Subcontractor to perform the Services and Trans Voice accepts the appointment. During the term of this Agreement Trans Voice shall provide the Subcontractor and cause the Subcontractor to provide the Services.

         3. Trans Voice shall receive no compensation for its services however it shall be reimbursed for all expenses and payments to the Subcontractor The Company shall pay in advance or reimburse Trans Voice the amounts due or paid Subcontractor as set forth in Schedule II as the same may be revised from time to time, with the Company's approval.

         4. Term. This Agreement shall continue for a period of three years commencing as of the date hereof and ending on Match 31, 2006; provided this Agreement shall be renewed annually thereafter unless terminated by either party upon no less than thirty days notice.


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            Notwithstanding the foregoing, this Agreement shall terminate in the event Trans Voice's agreement with Subcontractor terminates for any reason and Trans Voice is unable to find a successor within sixty days of such termination. Such termination of this Agreement shall be without liability to either party, except for amounts accrued prior to termination.

         5. Agency. Trans Voice and its Subcontractor and their employees and representatives shall have no authority to enter into any agreement or binding commitment on behalf of the Company. Nor shall Trans Voice or its Subcontractor or any of their employees or representatives represent or hold themselves out as having such authority. In addition, neither Trans Voice or Subcontractor or any of their representatives or agents make any representation or warranty relating to this the Company or its products or make any statement inconsistent with Company's public announcements, its literature, or any explicit instruction given to Trans Voice or Subcontractor

         6. Independent Contractor. Neither Trans Voice or Subcontractor will be deemed to be, a co-venturer or partner or an employee of Epixtar, and nothing in this Agreement will be construed so as to make them, a co-venturer or partner or employee of the Epixtar. Trans Voice agrees to perform its duties hereto as an independent contractor and will cause Subcontractor to do so. Nothing contained herein shall be considered to create the relationship of employer-employee between the parties to this Agreement.

         7. Subcontractor Responsibilities. Provided payments have been made hereunder, Trans Voice and Subcontractor shall at their expense be responsible for the payment of salary or fees of all persons required to perform its services hereunder and for the payment of all other expenses incurred in performing its obligation hereunder, including but not limited to payment of all required withholding taxes and benefits for their personal.

         8. Reports and Coordination. Trans voice shall report to management of the Company upon all aspects of the Subcontractor's services and render such reports as requested by the Company. Periodically, the Company may request meetings to discuss its services and coordinate its efforts with management

         Specifically, Trans Voice shall keep the Company advised of the progress of all potential agreements, which may be presented as a result of Subcontractor's Services.


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         9. No Liability. Except for its gross negligence for failure to supervise the Subcontractor, Trans Voice shall have no liability the Company for any liability arising from the acts of Subcontractor. Except for the gross negligence of Trans Voice or its failure to pay any amount due Subcontractor which were advanced to the Company to Trans Voice, the Company shall indemnify and hold Trans Voice harmless from all liability arising out of this agreement or any arrangement with the Subcontractor.

         10. Notices. All notices, demands, requests, consents, approvals or other communications (each of the foregoing, a "Notice") required or permitted to be given hereunder or pursuant hereto or that are given with respect to this Agreement to either/any party hereto shall be in writing and shall be (a) personally delivered, (b) sent by both registered or certified mail, postage prepaid and return receipt requested, and regular first class mail, (b) sent both by facsimile transmission with receipt of transmission confirmed electronically or by telephone and by regular first class mail, (c) sent by telegram or telex or (d) sent by reputable overnight courier service with charges prepaid and delivery confirmed, to the intended recipient at its respective address as set forth below or such other address given by notice hereby:

         if to Trans Voice:

               12550 Biscayne Boulevard

               Miami, Florida 33181

         if to Epixtar:

               11900 Biscayne Boulevard

               Miami, Florida 33181

Any Notice delivered or sent as provided above shall be deemed given when so delivered or sent and shall be deemed received (a) when personally delivered,
(b) three (3) business days after being mailed as above provided, (c) when sent by facsimile transmission as above provided, (d) when sent by telex or telegram as above provided or (e) one (1) Business Day after being sent by courier as above.

         11. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes, and merges herein, all prior and contemporaneous negotiations, discussions, representations, understandings and agreements between the parties whether oral or written, with respect such subject matter. No representation, warranty, restriction, promise, undertaking or other agreement with respect to such subject matter has been made or given by any party hereto other than those set forth in this Agreement.


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         12. Amendment and Waiver. This Agreement may be amended, modified or supplemented only to the extent expressly set forth in writing that is signed by the party to be charged therewith and that sets forth therein that its purpose is to amend, modify or supplement this Agreement or some term, condition or provision hereof. No waiver of any term, condition or provision of this Agreement or of any breach or violation of this Agreement or any provision hereof shall be effective except to the extent expressly set forth in writing that is signed by the party to be charged therewith.

         13. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by a party without the prior written consent of the other party, provided that Trans Voice may assign or delegate its rights, duties and obligations hereunder to any of its affiliates. Except as provided in the immediately preceding sentence, any purported assignment or delegation made without the prior written consent of each of the other parties hereto shall be null and void and of no effect. This Agreement and the provisions hereof shall be binding upon and enforceable by or against each of the parties hereto and its respective estate, heirs, executors, administrators, legal representatives, successors and assigns. Except as expressly provided for in this Agreement, this Agreement is not intended to confer my rights or benefits on any Persons other than the parties hereto and their respective estate, heirs, executors, administrators, legal representatives, successors and permitted assigns.

         14. Severability. It is the parties' intent that this Agreement and each term and provision hereof be enforceable in accordance with its terms and to the fullest extent permitted by law. Accordingly, to the extent any term or provision of this Agreement shall be determined or deemed to be valid or unenforceable, such provision shall be deemed amended or modified to the minimum extent necessary to make such provision, as so amended or modified, valid and enforceable.

         17. Survival. Notwithstanding anything to the contrary contained herein, this Section 3, 7 and 9 of this Agreement shall survive the expiration or earlier termination (for any reason whatsoever) of this Agreement or any breach of this Agreement.

         18. Further Assurances. Each party hereto, upon the [reasonable] request of any [the] other party hereto, shall do and perform all such further acts (including, without limitation, applying for and obtaining such licenses, permits, consents, approvals, exemptions and authorizations by or from, and giving such notices to, and making such filings with, any Governmental Authority or any other Person as may be necessary or appropriate to facilitate the consummation of the transactions contemplated hereby and executing, and delivering all such further instruments and documents as may be necessary or desirable to carry out, evidence and reflect the transactions contemplated hereby or otherwise carry out and perform the provisions of this Agreement

         19. Titles and Headings; Rules of Interpretation. Titles, captions and headings of the sections, articles and other subdivisions of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement including attachments hereto taken as a whole and not to any particular Section, Article or other provision hereof. As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires, and if the context requires, the use of the singular shall include the plural and visa versa.


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        20. Consent to Jurisdiction. This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of Florida applicable to contracts executed and to be performed wholly in that State without giving effect to the choice or conflict of laws principles or provisions thereof. Each of the parties hereto agrees that any dispute under or with respect to this Agreement shall be determined before the state or federal courts situated in the City of Miami, County of Dade and State of Florida, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and each of the parties hereto hereby irrevocably submits to the jurisdiction of such courts.

        IN WITNESS WHEREOF, Trans Voice and Epixtar have executed this Agreement as of the day and year first above written.



                       TRANS VOICE L.L.C.

                       By: /s/ Stanley Myatt
                          ------------------------------
                       Name:   Stanley Myatt

                       Title:  President







                       EPIXTAR CORP.

                       By. /s/ XXXXXXX    XXXXXXXXXX
                          -------------------------------

                       Name:  XXXXXXXX    XXXXXXXXXX
                            -----------------------------

                       Title:  CFO
                             ----------------------------

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                                   Schedule I

A. Subject to the supervision of Epixtar

1. Manage existing vendor relationships for stability of Internet sales campaigns

2. Grow existing vendor relationships for capacity scaling of Epixtar's BPO business

3. Manage site selection, lease negotiations, design and build-out of Epixtar's offshore call centers

4. Negotiate favorable incentive and financial assistance packages with government ministries and agencies on behalf of Epixtar

5.    Identify commercial opportunities for Epixtar to sell BPO services

6. Develop new products for Epixtar to market through in house and outsourced telemarketing

7. Identify and negotiate opportunistic merger and acquisition situations for Epixtar

B. Participate in the (i) review and editing of Epixtar's written business plan and (ii) presentation of Epixtar's business plan to brokers and investors as required by Epixtar's chairman

C. Assign qualified person acceptable to to Epixtars chief executive officer to perform duties of Principal Corporate Strategist for Epixtar